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                                                                Exhibit 23.1



                         Independent Auditors' Consent



The Board of Directors
Dime Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of Dime Bancorp, Inc., of our report dated January 27, 1997, relating to the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Dime Bancorp, Inc., and the references to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the registration statement. Our report included an explanatory paragraph that described a change in the method of accounting for goodwill, as discussed in the notes to those statements.


                                                    /s/ KPMG PEAT MARWICK LLP


New York, New York
September 11, 1997